SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

                            May 4, 1998 (May 1, 1998)

                                 WHY NOT?, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       33-55254-11              87-0438458
(State or other juris-             (Commission            (IRS Employer
diction of incorporation)          File Number)         Identification No.)

94 Rue de Lausanne CH1202 Geneva, Switzerland       N/A
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:

                             41-22-9000000

3098 South Highland Drive, Suite 460
Salt Lake City, Utah 84106
(Former name or former address, if changed since last report)


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Item 1. Changes in Control of Registrant.

     Effective May 1, 1998 a change in control of the Registrant occurred. Harrop and Co., a Guernsey corporation, exchanged 100% of the outstanding common stock of Teknocapital Finance, Ltd., a BVI corporation, for 4,000,000 shares of the Registrant's voting common stock.

     Prior to the issuance of the 4,000,000 voting common shares, there were 1,000,000 shares issued and outstanding. Accordingly, the 4,000,000 voting common shares acquired by Harrop and Co. represent approximately 80.0% of the issued and outstanding voting shares of the Registrant's Common Stock.

     The change of control occurred May 1, 1998, through a statutory merger accomplished in accordance with Section 368(a)(1)(A) of the Internal Revenue Code of 1986.

     On May 1, 1998, Michael A.J. Harrop, David Coziac, and Eric Drizenko were elected to the Board of Directors of the Company. Krista Nielson and Sasha Belliston resigned, passing control of the Registrant to the new directors.

Item 2. Acquisition or Disposition of Assets.

     On May 1, 1998 the Registrant acquired 100% of the outstanding shares of Teknocapital Finance, Ltd. from Harrop and Co.. The consideration was 4,000,000 newly issued shares of the Registrants Common Stock.

     Teknocapital Finance, Ltd. is a private venture capital fund managed by Harrop and Co.. The Registrant intends to continue this business practice.

Item 5. Other Events.

     Subsequent to May 1, 1998, Harrop and Co. agreed to sell 400,000 shares of the Registrant's Common Stock, which it received in this transaction, to Capital General Corporation. The consideration for the sale was $2500 based on the April 30, 1998 closing bid for the Company's shares on the OTCBB. Capital General Corporation was an affiliate of the Registrant prior to the change of control effected by this transaction.

Item 7. Financial Statements and Exhibits.

     The financial statements and pro forma financial information required to be submitted with this Form 8-K will be filed by amendment within 60 days of the date that this form is filed.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WHY NOT?, INC.

                                 \s\ Michael A.J. Harrop
                                 ---------------------------------
                                 Michael A.J. Harrop/President